UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 17, 2006

ACT Teleconferencing, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado	000-27560	85-1132665
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1526 Cole Boulevard, Suite 300, Golden, Colorado	80401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 233-3500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The Board of Directors (the “Board”) of ACT Teleconferencing, Inc., a Colorado corporation (the “Company”), has authorized and approved the form of indemnification agreement to be entered into between the Company and each of its directors. The indemnification agreement provides that the Company will, to the fullest extent permitted by Colorado law and subject to certain limitations, indemnify each director party thereto from and against any liabilities and reasonable expenses actually incurred by such person in connection with any proceeding to which such person is a party by reason of such person’s service as a director or otherwise for the Company. The indemnification agreement also provides that the Company will advance expenses incurred by the director in defense of any such proceeding, and, to the extent the Company maintains directors’ and officers’ liability insurance, such director will be covered by such policy. Each of our directors has entered into an indemnification agreement with the Company on the terms set forth in the form. The foregoing description of the indemnification agreements is qualified in its entirety by the form of Indemnification Agreement filed herewith as Exhibit 10.1, the terms of which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACT TELECONFERENCING, INC.

Date: October 12, 2006	By:	/s/ Gene Warren
	Name:	Gene Warren
	Title:	CEO

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Indemnification Agreement